UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 18, 2007

CoBiz Inc.
(Exact name of registrant as specified in its charter)

Commission file number 001-15955

Colorado	84-0826324
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

821 17th Street
Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

(303) 293-2265
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On January 18, 2007, CoBiz Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with certain selling shareholders listed on a schedule to the Purchase Agreement (the “Selling Shareholders”) and Keefe, Bruyette & Woods, Inc., RBC Capital Markets Corporation and Stifel, Nicolaus & Company, Incorporated, as representatives for the underwriters comprised of themselves (collectively, the “Underwriters”), pursuant to which the Company will issue and sell to the Underwriters 975,000 shares of the Company’s common stock, par value $.01 per share (“Common Stock”), and the Selling Shareholders will sell to the Underwriters an aggregate of 1,981,750 shares of Common Stock, at $19.7505 per share.  The public offering price of the shares is $20.90 per share.  The Selling Shareholders have also granted the Underwriters an option to purchase up to 443,512 additional shares at the public offering price less the underwriting discount.  The option will expire 30 days from January 18, 2007.

The Selling Shareholders are current directors and the estate of a former director of the Company who were part of a group of private investors that acquired the Company (then known as Equitable Bancorporation, Inc.) in September 1994 and certain entities controlled by such directors and estate.  The shares of Common Stock being sold by the Selling Shareholders pursuant to the Purchase Agreement were either transferred to such current directors and such former director as part of that acquisition or were acquired by such current directors and such former director in open market purchases of the Common Stock following the Company’s initial public offering in June 1998.  One of the Selling Shareholders, Steven Bangert, is the Chairman of the Board and Chief Executive Officer of the Company.

The net proceeds of the offering to the Company, before expenses, are expected to be approximately $19.2 million.  The Company will use the net proceeds of the offering for general corporate purposes, which may include supporting the capital needs of the Company’s subsidiary bank, expanding the Company’s operations through new branch offices, possible acquisitions and funding working capital needs.  The Company will not receive any proceeds from the sale of Common Stock by the Selling Shareholders.

The shares are being issued and sold pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-139500) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission (the “SEC”) on January 5, 2007, the Company’s registration statement on Form S-3 (File No. 333-140080), which became effective upon filing on January 18, 2007 pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and the Company’s prospectus dated January 5, 2007, as supplemented by the Company’s prospectus supplement dated January 18, 2007, each as filed with the SEC.

The Purchase Agreement contains customary representations, warranties, conditions to closing, indemnification rights and obligations of the parties.  The closing is expected to occur and delivery of the shares is expected to be made on or about January 24, 2007.

In connection with the issuance and sale of the shares, the following exhibits are filed with this Current Report on Form 8-K and are incorporated by reference into the Registration Statement: (i) the Purchase Agreement (Exhibit 1.1); (ii) the opinion of Sherman & Howard L.L.C. relating to the legality of the Common Stock to be sold by the Company and the Selling Shareholders in the offering (Exhibit 5.1); (iii) the consent of Sherman & Howard L.L.C. (Exhibit 23.1); and (iv) certain information relating to Part II, Item 14. “Other Expenses of Issuance and Distribution” of the Registration Statement (Exhibit 99.1).

Item 9.01               Financial Statements and Exhibits

Exhibits

1.1

Purchase Agreement, dated January 18, 2007, by and among CoBiz Inc., the selling shareholders listed on Schedule B thereto, and Keefe, Bruyette & Woods, Inc., RBC Capital Markets Corporation and Stifel, Nicolaus & Company, Incorporated, as representatives for the underwriters

5.1	Opinion of Sherman & Howard L.L.C.

23.1	Consent of Sherman & Howard L.L.C. (included in Exhibit 5.1)

99.1	Information relating to Part II, Item 14. “Other Expenses of Issuance and Distribution” of the Registration Statement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CoBiz Inc.
(Registrant)

By:	/s/ Lyne Andrich
Lyne Andrich
EVP & CFO

Date: January 23, 2007